UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 15, 2016, Galectin Therapeutics Inc. (the “Company”) entered into Retention Bonus Letter Agreements (the “Agreements”) with certain of its employees, including Jack W. Callicutt, the Company’s Chief Financial Officer, and Harold H. Shlevin, Ph.D., the Company’s Chief Operating Officer.

The Agreements provide that the Company will pay (i) Mr. Callicutt $50,000 if he is still employed by the Company on March 1, 2017 or if he is terminated without “Cause” or resigns for “Good Reason” prior to March 1, 2017, and (ii) Dr. Shlevin $40,000 if he is still employed by the Company on March 1, 2017 or if he is terminated without “Cause” or resigns for “Good Reason” prior to March 1, 2017.

The foregoing description of the Agreements is qualified in its entirety by reference to the full and complete text of the Agreements, forms of which is attached hereto as Exhibits 10.1 and 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Jack W. Callicutt Retention Bonus Letter Agreement

10.2	Harold H. Shlevin, Ph.D. Retention Bonus Letter Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: June 20, 2016	By:	/s/ Jack W. Callicutt
Jack W. Callicutt Chief Financial Officer